QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.4

THE COCA-COLA COMPANY
1991 STOCK OPTION PLAN
(Amended and Restated through December 13, 2006)

SECTION 1. PURPOSE

        The purpose of the 1991 Stock Option Plan of The Coca-Cola Company (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 4 hereof) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

        The Company may grant stock options which constitute "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not constitute ISOs ("NSOs") (ISOs and NSOs being hereinafter collectively referred to as "Options"). The Company may grant certain officers of the Company stock appreciation rights ("Rights") for use in connection with Options or with other stock options granted by the Company.

SECTION 2. ADMINISTRATION

        The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") or in accordance with Section 7, Article III of the By-Laws of the Company (as amended through October 17, 1996) from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Options and Rights will be granted, the number of shares to be subject to each Option, the duration of each Option or Right, the time or times within which the Option or Right may be exercised, the cancellation of the Option or Right (with the consent of the holder thereof) and the other conditions of the grant of the Option or Right at grant or while outstanding pursuant to the terms of the Plan. The provisions and conditions of the Options and Rights need not be the same with respect to each optionee or with respect to each Option or each Right.

        The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options and Rights granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

SECTION 3. STOCK

        The stock to be issued, transferred and/or sold under the Plan shall be shares of Common Stock, $.25 par value, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued Common Stock of the Company or from the Company's treasury shares. The total number of shares of Stock that may be issued or transferred under the Plan pursuant to Options and Rights granted thereunder may not exceed 59,551,338 shares (subject to adjustment as described below). This number represents the number of shares originally authorized in the Plan, adjusted for a 2-for-1 stock split which occurred on May 1, 1992 and subsequently for a 2-for-1 stock split which occurred on May 1, 1996 in accordance with Section 10, less the number of shares already issued or subject to outstanding Options or Rights issued pursuant to the Plan as of October 1, 1996. Such number of shares shall be subject to adjustment in accordance with Section 10 hereof and this Section 3. Stock subject to any unexercised portion of an Option or Right which expires or is cancelled, surrendered or terminated for any reason may again be subject to Options and/or Rights granted under the Plan. Upon surrender of an Option or stock option granted under any other plan heretofore or hereafter adopted by the Company and the exercise of a Right, the number of shares of Stock subject to the surrendered Option or stock option shall be charged against the maximum number of shares of Stock issuable or transferable under the Plan or the stock option plan pursuant to which the surrendered Option or stock option was granted, and such number of shares of Stock shall not be issuable or transferable under such Plan or plan in the future. The surrender of any stock option issued other than pursuant to a stock option plan pursuant to the exercise of a Right shall not result in a charge against the maximum number of shares issuable or transferable under the Plan or any other stock option plan.

SECTION 4. ELIGIBILITY

        Options and Rights may be granted to employees of the Company and its Related Companies. The terms "Related Company" or "Related Companies" shall mean corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the time of the granting of such Option or Right; provided, however, that no ISO may be granted to any employee of a Related Company which is not a corporation or to any employee of a Related Company which is not at least 50% owned, directly or indirectly, by the Company. Any ISOs held by an optionee of a Related Company which ceases to be 50% owned will become NSOs three (3) months after the date that the Company's ownership of the Related Company falls below 50%. If ownership falls below 20% an optionee will be considered terminated for purposes of Section 8 on the date that the Company's ownership of the Related Company falls below 20%. No employee shall be granted the right to acquire pursuant to Options granted under the Plan more than 15% of the aggregate number of shares of Stock originally authorized under the Plan, as adjusted pursuant to Section 10 hereof.

SECTION 5. AWARDS OF OPTIONS

        Except as otherwise specifically provided herein, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a)   OPTION PRICE.    The option price shall be 100% of the fair market value of the Stock on the date of grant. The fair market value of a share of Stock shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing.

          (b)   PAYMENT.    The option price shall be paid in full at the time of exercise, except as provided in the next sentence. For exercises of ISOs granted on or after October 15, 1998, and exercises of NSOs, if such exercises are executed by Merrill Lynch, Pierce, Fenner & Smith using the cashless method, the exercise price shall be paid in full no later than the close of business on the third business day following the exercise. "Business day" means a day on which the New York Stock Exchange is open for securities trading. No shares shall be issued or transferred until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon conditions established by the Committee, by delivery of shares of Stock owned by the optionee.

          The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding or tendering of shares of Stock. If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

          (c)   DURATION OF OPTIONS.    The duration of Options shall be determined by the Committee, but in no event shall the duration of an Option exceed ten (10) years from the date of its grant.

          (d)   OTHER TERMS AND CONDITIONS.    Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that, except in the event of a "Change in Control" or disability of the optionee, as both are defined in Section 8, or death of the optionee no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted, and, subject to the provisions of Section 8 hereof, thereafter the ratio of the number of shares for which any such Option is exercisable through any given date may not exceed the ratio of the number of months between the date on which the Option is granted and such given date to a period of thirty-six (36) months (or such lesser period as may be then or later determined by the Committee in its discretion). The grant of an Option and/or Right to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of the holder thereof.

          (e)   ISOs.    The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO. The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee. If any subsidiary or Related Company of the Company shall adopt a stock option plan under which options constituting incentive stock options (as defined in Section 422(b) of the Code) may be granted, the fair market value of the Stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee in any calendar year.

SECTION 6. AWARDS OF RIGHTS

        The Committee may, at any time and in its discretion, grant to any officer of the Company who is awarded or who holds an outstanding Option or any other outstanding stock option granted by the Company the right to surrender such Option (to the extent any Option or such other stock option is otherwise exercisable) and to receive from the Company an amount equal to the excess, if any, of the fair market value of the Stock with respect to which such Option is surrendered on the date of such surrender over the option price of the Option or other stock option surrendered. No ISO may be surrendered in connection with the exercise of a Right unless the fair market value of the Stock subject to the ISO is greater than the option price for such Stock. Payment by the Company of the amount receivable upon any exercise of a Right may be made by the delivery of Stock or cash or any combination of Stock and cash, as determined in the sole discretion of the Committee from time to time. No fractional shares shall be used. The Committee may provide for the elimination of fractional shares of Stock without adjustment or for the payment of the value of such fractional shares in cash. Shares of Stock of the Company delivered to the optionee upon the exercise of a Right and the surrender of the Option or stock option shall be valued at the fair market value of a share of Stock on the date the right is exercised and the Option or stock option is surrendered. The Committee may limit the period or periods during which the Rights may be exercised and may provide such other terms and conditions (which need not be the same with respect to each optionee) under which a Right may be granted and/or exercised. A Right may be exercised only as long as the related Option or stock option is exercisable; provided, however, that no Right may be exercised and cash paid in partial or complete satisfaction thereof during the first six (6) months following the date of grant of the Right and related Option. In no event may a Right be exercised more than ten (10) years after the date of the grant of the Right and the related Option or stock option. The fair market value of a share of Stock shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date the Option or the stock option is surrendered or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange Composite Transactions listing.

SECTION 7. NONTRANSFERABILITY OF OPTION AND RIGHT

        No Option or Right granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option and Right shall be exercisable only by the optionee personally or by the optionee's legal representative.

SECTION 8. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH, RETIREMENT OR ACHANGE IN CONTROL

          (a)   ACCELERATION.    If an optionee's employment with the Company and/or its Related Companies shall be terminated by reason of death or disability or in the event of a Change in Control, all Options held by the optionee shall become exercisable. If an optionee's employment with the Company and/or its Related Companies shall be terminated by reason of Retirement (as defined below), all Options held by the optionee for at least twelve full calendar months prior to Retirement shall become exercisable. Death or disability of the optionee occurring after termination of employment with the Company and/or its Related Companies shall not cause any Options to become exercisable. As used in the Plan, the term "disabled" shall have the meaning set forth in the Company's Long Term Disability Income Plan. "Retirement", as used herein, shall mean an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees, the terms of the Employee Retirement Plan (the "ERP") assuming such employee were eligible to participate in the ERP. "Retire" shall mean to enter Retirement.

          A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item (6e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

          (b)   EXERCISE PERIOD.    If an optionee's employment with the Company and/or its Related Companies shall be terminated for any reason, except death, disability or Retirement to the extent the Option was exercisable by the optionee at the date of such termination of employment, the optionee shall be entitled to exercise the Option for the period of six (6) months from the date of such termination of employment unless the Option by its terms expires prior thereto, except as otherwise provided herein.

          If an optionee shall become disabled while an employee of the Company or any Related Company or within six (6) months after the date of termination of employment with the Company or any Related Company but prior to the expiration of the Option, or if an optionee shall Retire, the retired optionee, the transferee of the Option pursuant to Section 7 or the disabled employee shall have the right to exercise the Option, and the right to exercise the Option shall terminate as provided by the terms of the Option. If an optionee shall die while an employee of the Company or any Related Company or within six (6) months from the date of termination of employment with the Company or any Related Company but prior to the expiration of the Option, the executor or administrator of the optionee's estate or a transferee of the Option pursuant to Section 7 shall have the right to exercise the Option, and the right to exercise the Option shall terminate upon the earliest of (i) the expiration of twelve (12) months from the date of such termination of employment, (ii) the expiration of twelve (12) months from the date of the optionee's death, or (iii) as otherwise provided by the terms of the Option. The occurrence of a Change in Control shall have no effect on the duration of the exercise period.

          Whether military or other government or eleemosynary service or other leave of absence will constitute termination of employment shall be determined in each case by the Committee in its sole discretion.

          Notwithstanding the foregoing termination provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of newly granted options or (with the consent of the affected optionee) outstanding options. However, no Option or Right can have a term of more than ten years.

SECTION 9. NO RIGHTS AS A SHAREHOLDER

        An optionee or a transferee of an optionee pursuant to Section 7 shall have no right as a shareholder with respect to any Stock covered by an Option or receivable upon the exercise of an Option or Right until the optionee or transferee shall have become the holder of record of such Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option or Right.

SECTION 10. ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

        In the event there is any change in the shares of Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make an appropriate adjustment in the number of shares of Stock available for Options and Rights as well as the number of shares of Stock subject to any outstanding Option or Right and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option or Right without payment therefor.

SECTION 11. AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

        The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options and/or Rights under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option or Right granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the shareholders of the Company. However, in no event may additional shares of Stock be allocated to the Plan or any outstanding option be repriced or replaced without shareholder approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

        No amendment or termination or modification of the Plan shall in any manner affect any Option or Right theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options or Rights theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options or Rights affected thereby. Grants may be made until April 19, 2001. The Plan shall terminate when there are no longer Rights or Options outstanding under the Plan unless earlier terminated by the Board or by the Committee.

SECTION 12. GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

QuickLinks

THE COCA-COLA COMPANY 1991 STOCK OPTION PLAN (Amended and Restated through December 13, 2006)